HOMETEAMNS
Deepening Bonds, Celebrating Contributions

TENDER DESCRIPTION : TENDER FOR DESIGN, DEVELOPMENT, IMPLEMENTATION AND MAINTENANCE OF MOBILE APPLICATION WITH ADMIN BACKEND SYSTEM FOR HOMETEAMNS

REPUBLIC OF SINGAPORE **LETTER OF ACCEPTANCE OF A TENDER** Tender Invited by: **HomeTeamNS** **31 Ah Hood Road #04-00** **Singapore 329979**	Stores or services to be supplied to: - **HomeTeamNS** **31 Ah Hood Road #04-00** **Singapore 329979** *(Prices to include cost of delivery)* Any enquiries regarding specifications, inspections of samples etc. to be made to: - **Ms Penny Oh** **IT Deputy Manager** **Email: penny_oh@hometeamns.sg**	Particulars of Tender No: - **HTNS 01/012021** All further correspondences should quote the above tender number and date and be addressed to the Authority via: - **HomeTeamNS** **31 Ah Hood Road #04-00** **Singapore 329979**	Date of Closing: - **22 Feb 2021**

To SKUBBS Pte Ltd,

I am directed by HomeTeamNS named above to inform you that your tender, reference, and date of closing as shown above, for the supply of stores or services specified in the schedule below is hereby accepted in accordance with HomeTeamNS' tender conditions of contract (particularly Part 4 and Part 5) and the terms and conditions set out in your Tender. Orders for the supply of the stores or services shown in the schedule hereto will be separately sent to you as and when you are required to deliver the stores or execute the services.

Provided that HomeTeamNS may in addition exercise its rights under Clauses 8, 11 and 12 of the Part 5 - Conditions of Contract.

Payment shall be made to the awarded Firm in accordance with the project payment schedule set out in Annex A to this Schedule.

You are required to acknowledge receipt of this letter by signing the "Letter of Acceptance" below and send back to us accordingly within seven (7) days upon issuance of this letter.

Name and Address of Contractor

SKUBBS PTE LTD
27 Jalan Rimau,
#01-00
Singapore 418723

Signed ________________
Seah Ser Huat, Treasurer

Date: 31 Mar 2021

SCHEDULE

Item No.	Unit	Description & Specifications	Unit Price S$	¢	Total Price S$	¢
1.	1	Design, Development, Implementation of Mobile Application with Admin Backend System, and provision of Maintenance Support for Year 1	433,800	00	433,800	00
2.	4	Provision of maintenance support for Year 2 to 5 (optional)	93,300	00	373,200	00
		Total implementation cost and provision of maintenance support for Year 1 to 5			**807,000**	**00**

LETTER OF ACCEPTANCE

We, ________________ hereby acknowledge and accept the above appointment as assigned by HomeTeamNS.

Accepted by:

____
SKUBBS Pte Ltd
Name & Designation:
Date:

ANNEX A : PROJECT PAYMENT SCHEDULE

S/N	Milestone	% of Contract Price	Cumulative Total
1.	Upon Award	20%	20%
2.	Upon successful completion of Acceptance Test (UAT) sign-off for Phase 1	10%	30%
3.	Upon successful commissioning sign-off of Phase 1	20%	50%
4.	Upon successful completion of Acceptance Test (UAT) sign-off for Phase 2	10%	60%
5.	Upon successful commissioning sign-off of Phase 2	20%	80%
6.	Upon six (6) months after successful commissioning sign-off of entire System i.e., end of Phase 2	20%	100%